Exhibit (n)

KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 30, 2024, with respect to the consolidated financial statements of Eagle Point Enhanced Income Trust & Subsidiaries, included herein and to the reference to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

May 29, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.

KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 30, 2024, with respect to the consolidated financial statements of Eagle Point Enhanced Income Investor LLC & Subsidiaries, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

May 29, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.